Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 30 October 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Westpac Banking Corporation’s Annual Report on Form 20-F for the year ended 30 September, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia

February 18, 2009